Exhibit 34.5
ACS Education Services’ Management Assessment and Report of Independent Registered Public Accounting Firm
SEC Regulation AB
AFFILIATED COMPUTER SERVICES, INC.
December 31, 2010

Affiliated Computer Services, Inc.
Contents

Page

Report of Independent Registered Public Accounting Firm	3
ACS Education Services’ Management Assessment	5
Servicing Criteria Addressed in ACS Education Services’ Management Assessment (Appendix A)	6
Individual Asset-Backed Transactions and Securities Defined as the Platform Addressed in ACS Guaranteed Loan Services Management Assessment (Appendix B)	9

Audit • Tax • Advisory

Report of Independent Registered Public Accounting Firm	Grant Thornton LLP
1000 Wilshire Boulevard, Suite 300
Board of Directors and Shareholders Affiliated Computer Services, Inc.	Los Angeles, CA 90017-1728 T 213.627.1717
F 213.624.6793
www.GrantThornton.com
We have examined management’s assertion, included in the accompanying ACS Education Services’ Management Assessment (“Management’s Report”), that Affiliated Computer Services (ACS), Inc. (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission’s Regulation AB for student loans for which the Company commenced servicing activities for Key Bank, N.A. and Sallie Mae, Inc. (the “Platform”) as of December 31, 2010 and for the year then ended, excluding criteria 1122(d)(1)(iii), 1122(d)(2)(iii)-(iv), 1122(d)(3)(i)-(iv), 1122(d)(4)(m), 1122(d)(4)(x)-(xiii) and 1122(d)(4)(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform. The Platform consists of the asset-backed transactions and securities defined by management in Appendix B of Management’s Report. Management is responsible for the Company’s compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the applicable servicing criteria for the Platform based on our examination.
Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria for the Platform and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities constituting the Platform and evaluating whether the Company performed servicing activities related to those transactions and securities in compliance with the applicable servicing criteria for the period covered by this report. Accordingly, our testing may not have included servicing activities related to each asset-backed transaction or security constituting the Platform. Further, our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company’s servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the applicable servicing criteria.
As described in Management’s Report, the Company engaged a vendor to perform the activities required by servicing criterion Item 1122(d)(2)(i). The Company determined that this vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and therefore, the Company is assuming responsibility for compliance with such servicing criteria applicable to the vendor’s servicing activities. In accordance with Regulation AB and its related interpretations, the requirement for management to assess compliance with the servicing criteria applicable to a vendor’s activities is satisfied if the Company has instituted policies and procedures to monitor
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

4

whether such vendor’s activities comply in all material respects with such criteria. Compliance with the applicable servicing criteria is achieved if those policies and procedures are designed to provide reasonable assurance that such vendor’s activities comply with such criteria and those policies and procedures are operating effectively for the period covered by Management’s Report. Our examination does not provide a legal determination of whether a vendor is or is not considered a servicer, and therefore, on whether the Company, in its Management Report, is eligible to elect to take responsibility for assessing compliance with the servicing criteria applicable to the vendor’s servicing activities.
In our opinion, management’s assertion that Affiliated Computer Services, Inc. complied with the aforementioned applicable servicing criteria as of December 31, 2010 and for the year then ended is fairly stated, in all material respects.
Grant Thornton LLP
Los Angeles, California
February 21, 2011
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

ACS is now a Xerox company
ACS Education Services Management Assessment
Management of Affiliated Computer Services, Inc. (ACS) Education Services is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of student loans for which the Company commenced servicing activities for Key Bank, N.A. and Sallie Mae, INC. on or after January 1, 2006 (the Platform), except for servicing criteria noted in Appendix A as “N/A”, which ACS Education Services has determined are not applicable to the activities it performs with respect to the Platform as of and for the year ended December 31, 2010.
With respect to servicing criterion 1122(d)(2)(i), management has engaged vendors to perform the activities required by the servicing criterion. ACS Education Services’ management has determined that the vendors are not considered “servicers” as defined in Item 110(j) of Regulation AB, and ACS Education Services’ management has elected to take responsibility for assessing compliance with the servicing criterion applicable to the vendors as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criterion applicable to the vendor. ACS Education Services’ management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criterion.
ACS Education Services’ management has assessed ACS Education Services’ compliance with the applicable servicing criteria as of and for the year ended December 31, 2010. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
Based on such assessment, management believes that, as of and for the year ended December 31, 2010, ACS Education Services has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.
Grant Thornton, LLP, a registered public accounting firm, has issued an attestation report with respect to ACS Education Services’ compliance with the applicable servicing criteria as of and for the year ended December 31, 2010.

/s/ Meta Gonzalez
Meta Gonzalez, Sr. Vice President

2-21-11
Date

Affiliated Computer Services, Inc. [ ACS ] 2277 E 220th Street Long Beach, California 90810 www.acs-inc.com

ACS is now a Xerox company
Appendix A

SERVICING CRITERIA ADDRESSED IN ACS EDUCATION SERVICES’ MANAGEMENT
ASSESSMENT
Definitions:
X — Servicing criteria subject to assessment
X(1) — Servicing criteria subject to assessment. Compliance is determined based upon Telephone Interpretation 17.06
N/A — Non applicable

Reg AB
Reference	Servicing Criteria	Applicability
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X(1)

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	N/A

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1 (b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

ACS is now a Xerox company
Appendix A

SERVICING CRITERIA ADDRESSED IN ACS EDUCATION SERVICES’ MANAGEMENT
ASSESSMENT
Definitions:
X — Servicing criteria subject to assessment
X(1) — Servicing criteria subject to assessment. Compliance is determined based upon Telephone Interpretation 17.06
N/A — Not applicable

Reg AB
Reference	Servicing Criteria	Applicability
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.	N/A

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, Interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d) (4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

ACS is now a Xerox company
Appendix A

SERVICING CRITERIA ADDRESSED IN ACS EDUCATION SERVICES’ MANAGEMENT
ASSESSMENT
Definitions:
X — Servicing criteria subject to assessment
X(1) — Servicing criteria subject to assessment. Compliance is determined based upon Telephone Interpretation 17.06
N/A — Not applicable

Reg AB
Reference	Servicing Criteria	Applicability
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1122(d) (4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A

1122(d) (4) (xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A

1122(d) (4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A

1122(d) (4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

ACS is now a Xerox company
Appendix B
INDIVIDUAL ASSET-BACKED TRANSACTIONS AND SECURITIES DEFINED AS THE
PLATFORM ADDRESSED IN ACS GUARANTED LOAN SERVICES MANAGEMENT
ASSESSMENT

Lender Name	Client Code

Key Bank, N.A	FU, FV, and PC

Sallie Mae, Inc	SB